UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701

New York, New York  10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2007, Xenomics, Inc. (the “Company”) and Ipsogen SAS, a French corporation (“Ipsogen”), entered into a sublicensing agreement pursuant to which the Company granted to Ipsogen a co-exclusive, royalty-bearing sublicense to develop, manufacture and market research and diagnostic products for the stratification and monitoring of patients with Acute Myeloid Leukemia (“AML”) using the Company’s licensed NPM1 technology.

A recent discovery by Drs. Falini and Mecucci at the University of Perugia showed that many AML patients have mutations in the nucleophosmin (NPM1) gene, a favorable marker for clinical outcome. The Company has an exclusive license for the discovery and development of a test that detects all known 45 mutations of NPM1 in one reaction.

Pursuant to the sublicense agreement, Ipsogen paid an initial licensing fee of $120,000 to the Company and has agreed to pay certain minimum royalties based on net revenues from any licensed products plus milestone payments based upon achieving certain regulatory submissions and approvals.  The term of the agreement is from August 27, 2007 until the end of the term for which the patent rights associated with the licensed technology have expired. The Company has the right to terminate the sublicense or convert it into a non-exclusive sublicense if it determines that Ipsogen has ceased to develop or carry on the sale of products or services pursuant to the sublicense.

On October 22, 2007, the Company and Asuragen, Inc., a Delaware corporation (“Asuragen”), entered into a sublicensing agreement pursuant to which the Company granted to Asuragen a co-exclusive, royalty-bearing sublicense to develop, manufacture and market research and diagnostic products for the stratification and monitoring of patients with AML using the Company’s licensed NPM1 technology.

Pursuant to the sublicense agreement, Asuragen paid an initial licensing fee of $120,000 to the Company and has agreed to pay certain minimum royalties based on net revenues from any licensed products plus milestone payments based upon achieving certain regulatory submissions and approvals.  The term of the agreement is from October 22, 2007 until the end of the term for which the patent rights associated with the licensed technology have expired. The Company has the right to terminate the sublicense or convert it into a non-exclusive sublicense if it determines that Asuragen has ceased to develop or carry on the sale of products or services pursuant to the sublicense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 26, 2007

XENOMICS, INC.

By:	/s/ GIANLUIGI LONGINOTTI-BUITONI
Gianluigi Longinotti-Buitoni
Executive Chairman